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                                                             Item 8 Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Senior Management Stock Option Plan of McDermott International, Inc. of our report dated May 24, 1995 with respect to the consolidated financial statements of McDermott International, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1995 filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP

New Orleans, Louisiana
June 16, 1995